Exhibit 99.1

PCSB Financial Corporation Announces Fourth Quarter Results and Declares Quarterly Cash Dividend

Yorktown Heights, New York; August 2, 2018 – PCSB Financial Corporation (the “Company”) (NASDAQ: PCSB), parent of PCSB Bank (the "Bank"), today announced net income of $2.7 million, or $0.16 per basic and diluted share, for the three months ended June 30, 2018 compared to $2.2 million, or $0.13 per basic and diluted share, for the three months ended March 31, 2018 and a loss of $1.8 million for the three months ended June 30, 2017. For the year ended June 30, 2018, net income was $6.6 million, or $0.39 per basic and diluted share, compared to $3.2 million for the year ended June 30, 2017.

The following nonrecurring items were recorded in the current quarter:

•	Interest income of $879,000 recorded upon the pay-off of two nonaccrual loans
•	A $370,000 loss on a receivable
•	A $63,000 gain on sale of securities

On a non-GAAP basis, which excludes certain nonrecurring items, including those discussed above, the Company recorded net income of $2.2 million and $7.6 million for the three months and year ended June 30, 2018, or $0.13 and $0.46 per diluted share, respectively. This compares to non-GAAP net income of $1.5 million and $5.2 million for the three months and year ended June 30, 2017, respectively. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

Effective April 20, 2017, PCSB Bank completed its mutual-to-stock conversion and the Company completed its related initial public offering. Accordingly, financial results for dates and periods prior to April 20, 2017 are for the Bank only.

President’s Comments

Commenting on the Company’s results, Joseph D. Roberto, Chairman, President and Chief Executive Officer of PCSB Financial Corporation, said “I am proud of the Company’s progress and successful achievements as we completed our first full year as a public company.  Some of these accomplishments include fourth quarter net income of $2.7 million, the highest quarterly income in the Company’s history, a $92.7 million, or 11.4%, year-over-year increase in net loans and a 16.7% increase in net interest income.  Problem assets continue to decline as the ratio of non-performing assets to total assets fell by more than half to 0.44% from 0.91% a year ago.  Additionally, as the Federal Reserve increased the Fed Funds Rate by 1.75%, the Bank’s average cost of funds, at 0.55%, increased minimally year-over-year.  As we head into fiscal year 2019, we hope to build on these results by continuing to grow the balance sheet with loans while maintaining high credit quality standards.  I am also pleased to announce that our Board of Directors approved our second quarterly cash dividend of $0.03 per share.”

Income Statement Summary

Net interest income increased $2.0 million, or 21.6%, to $11.4 million for the three months ended June 30, 2018, compared to the same period in 2017 and increased $1.3 million or 12.7% from the previous quarter.  The increase in net interest income compared to the prior year is a result of a $44.2 million increase in average net interest earning assets and a 43-basis point increase in the net interest margin. The increase in net interest earning assets is due primarily to the deployment of the capital raised in the initial public offering into loans receivable and investments. The net interest margin was 3.23% for the three months ended June 30, 2018, an increase from 2.80% for the three months ended June 30, 2017 and 2.99% for the three months ended March 31, 2018. Included in current quarter net interest income is $879,000 of interest income recorded from the pay-off of two nonaccrual loans. Excluding this interest, net interest margin for the quarter would have been 2.98%, an increase of 18 basis points from the prior year and a decrease of 1 basis point from the prior quarter.

The provision for loan losses was $25,000 for the three months June 30, 2018 compared to no provision expense for the same period in 2017. The provision for loan losses decreased $29,000 compared to prior quarter due primarily to recoveries realized in the current quarter.  Recoveries, net of charge-offs, were $255,000 for the three months ended June 30, 2018 compared to $99,000 for the three months ended March 31, 2018 and $320,000 for the three months ended June 30, 2017.  Loans classified as substandard and doubtful decreased $4.2 million, or 21.4%, to $15.4 million at June 30, 2018 from $19.6 million at March 31, 2018 and decreased $9.7 million, or 38.8%, from $25.1 million at June 30, 2017. Non-performing loans were 0.66% of total loans receivable as of June 30, 2018, down from 0.80% as of March 31, 2018 and 1.48% as of June 30, 2017.

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Noninterest income decreased $46,000 to $601,000 for the three months ended June 30, 2018 compared to the same period in 2017, due primarily to $142,000 of gains on the sale of foreclosed real estate recorded in the quarter ended June 30, 2017, partially offset by $63,000 of gains on the sale of securities recorded in the current quarter and a $45,000 increase in deposit-related fee income. Noninterest income increased $89,000 from the three months ended March 31, 2018, due primarily to $63,000 of gains on the sale of securities realized in the current quarter.

Noninterest expense decreased $4.6 million to $8.3 million for the three months ended June 30, 2018 compared to the same period in 2017 and increased $431,000 compared to the three months ended March 31, 2018. The $4.6 million decrease was caused primarily by a $5.0 million contribution expense recognized in the prior year related to the establishment of the PCSB Community Foundation, partially offset by a $370,000 loss recorded on a receivable in the current quarter. All other operating expenses were largely unchanged compared to the prior year quarter as increases in salaries and employee benefits, as well as increases in Director and Officer insurance expense and other professional fees associated with being a public company, were primarily offset by lower FDIC assessments, advertising costs and expenses on foreclosed real estate.  The $431,000 increase in noninterest expense from the three months ended March 31, 2018 was due primarily to a $370,000 loss recorded on a receivable in the current quarter.

Income tax expense was $1.1 million for the three months ended June 30, 2018 compared to an income tax benefit of $1.0 million for the same period in 2017. The effective income tax rate was 28.7% for the three months ended June 30, 2018 as compared to 36.2% for the three months ended June 30, 2017. Income tax expense increased $484,000 compared to the three months ended March 31, 2018 due primarily to higher net income before income tax expense, partially offset by a $182,000 deferred tax re-measurement benefit recorded in the prior quarter.

Balance Sheet Summary

Total assets increased $53.7 million to $1.48 billion at June 30, 2018 from $1.43 billion at June 30, 2017.  This increase was due primarily to an increase of $92.7 million, or 11.4%, in net loans receivable, partially offset by a decrease of $36.8 million in total investment securities. The $92.7 million increase in net loans included increases of $57.6 million in commercial mortgage loans, $32.8 million in residential mortgage loans, and $11.0 million in commercial loans, partially offset by decreases of $5.1 million in construction loans and $4.5 million in home equity lines of credit. Loan growth was funded by a decrease in investment securities as well as an increase in deposits.

Total liabilities increased $46.0 million to $1.19 billion at June 30, 2018 from $1.15 billion at June 30, 2017.  This increase was due primarily to a $69.0 million increase in deposits, partially offset by a $23.8 million decrease in advances from FHLB.

Total shareholders’ equity increased $7.8 million to $287.6 million at June 30, 2018 from $279.8 million at June 30, 2017.  This increase was due primarily to net income of $6.6 million and a $2.2 million reduction in unearned ESOP shares for plan shares earned during the period, partially offset by other comprehensive losses of $618,000 due largely to increased unrealized losses in the available for sale investment securities portfolio driven by increased market interest rates, as well as $504,000 of cash dividends paid.  At June 30, 2018, the Company’s book value per share and tangible book value per share were $15.83 and $15.47, respectively, compared to $15.41 and $15.04, respectively, at June 30, 2017.  Reconciliations of book value per share (GAAP measure) to tangible book value per share (non-GAAP measure) appear at the end of this release. At June 30, 2018, the Bank was considered “well capitalized” under applicable regulatory guidelines.

Dividend

The Board of Directors has declared a regular quarterly cash dividend of $0.03 per share. The dividend is payable on or about August 31, 2018 to stockholders of record on August 17, 2018.

Equity Incentive Plan

The Company has sought and received the New York State Department of Financial Services' requisite non-objection to its proposed 2018 Equity Incentive Plan and will seek stockholder approval of the Plan at its 2018 Annual Meeting of Stockholders scheduled for October 24, 2018.

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About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered stock savings bank and has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272

3

PCSB Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(amounts in thousands, except share data)

	June 30,	June 30,
	2018	2017
ASSETS
Cash and due from banks	$60,684	$59,115
Federal funds sold	1,461	1,371
Cash and cash equivalents	62,145	60,486
Investment Securities:
Held to maturity investment securities, at amortized cost (fair value of $343,188 and $383,588, respectively)	353,183	383,551
Available for sale securities, at fair value	105,504	111,889
Total investment securities	458,687	495,440
Loans receivable, net of allowance for loan losses of $4,904 and $5,150, respectively	902,336	809,648
Accrued interest receivable	4,358	3,693
Federal Home Loan Bank stock	2,050	3,132
Premises and equipment, net	11,598	12,959
Deferred tax asset, net	2,622	4,770
Foreclosed real estate	460	977
Bank-owned life insurance	23,747	23,179
Goodwill	6,106	6,106
Other intangible assets	433	559
Other assets	5,645	5,509
Total assets	$1,480,187	$1,426,458
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits	$1,025,574	$952,109
Non-interest bearing deposits	131,883	136,352
Total deposits	1,157,457	1,088,461
Mortgage escrow funds	8,803	8,084
Advances from Federal Home Loan Bank	18,841	42,598
Other liabilities	7,527	7,469
Total liabilities	1,192,628	1,146,612
Commitments and contingencies	-	-
Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of June 30, 2018 and June 30, 2017, respectively)	-	-
Common stock ($0.01 par value, 200,000,000 shares authorized, 18,165,110 shares issued and outstanding as of June 30, 2018 and June 30, 2017, respectively)	182	182
Additional paid in capital	179,045	177,993
Retained earnings	128,365	121,148
Unallocated common stock of Employee Stock Ownership Plan ("ESOP")	(13,083)	(14,262)
Accumulated other comprehensive loss, net of income taxes	(6,950)	(5,215)
Total shareholders' equity	287,559	279,846
Total liabilities and shareholders' equity	$1,480,187	$1,426,458

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PCSB Financial Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest and dividend income
Loans receivable	$10,706	$8,408	$37,798	$33,664
Investment securities	2,384	2,018	9,266	6,661
Federal funds and other	268	297	896	633
Total interest and dividend income	13,358	10,723	47,960	40,958
Interest expense
Deposits	1,600	1,244	5,554	5,083
FHLB advances	326	74	769	210
Total interest expense	1,926	1,318	6,323	5,293
Net interest income	11,432	9,405	41,637	35,665
Provision for loan losses	25	-	414	823
Net interest income after provision for loan losses	11,407	9,405	41,223	34,842
Noninterest income
Fees and service charges	260	223	1,070	1,178
Gains on sales of securities, net	63	-	236	-
Bank-owned life insurance	138	149	568	622
Settlement on acquired loan	-	-		1,615
Other	140	275	645	669
Total noninterest income	601	647	2,519	4,084
Noninterest expense
Salaries and employee benefits	4,844	4,712	19,235	16,901
Occupancy and equipment	1,289	1,367	5,193	5,864
Charitable foundation contribution	-	5,000	-	5,000
Professional fees	452	450	1,709	1,308
Advertising	-	165	456	529
Postage, printing, stationary and supplies	143	143	578	547
FDIC assessment	93	77	328	558
Amortization of intangible assets	29	34	126	143
Other operating expenses	1,414	911	4,491	3,581
Total noninterest expense	8,264	12,859	32,116	34,431
Net income (loss) before income tax expense	3,744	(2,807)	11,626	4,495
Income tax expense (benefit)	1,075	(1,017)	5,022	1,266
Net income (loss)	$2,669	$(1,790)	$6,604	$3,229

Earnings per common share:
Basic	$0.16	n/a	$0.39	n/a
Diluted	$0.16	n/a	$0.39	n/a

Weighted average common share - basic and diluted	16,844,747	n/a	16,802,894	n/a

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Three months ended June 30,
	2018			2017
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate

Assets:
Loans receivable	$900,998	$10,706	4.75%	$782,658	$8,408	4.30%
Investment securities	465,206	2,384	2.05	447,826	2,018	1.80
Other interest-earning assets	51,605	268	2.09	111,821	297	1.07
Total interest-earning assets	1,417,809	13,358	3.77	1,342,305	10,723	3.20
Non-interest-earning assets	57,004			84,528
Total assets	$1,474,813			$1,426,833

Liabilities and equity:
NOW accounts	$115,711	51	0.18	$148,361	53	0.15
Money market accounts	46,104	70	0.61	30,067	20	0.26
Savings accounts and escrow	484,463	293	0.24	521,739	319	0.24
Time deposits	343,027	1,186	1.39	298,694	852	1.14
Total interest-bearing deposits	989,305	1,600	0.65	998,861	1,244	0.51
Federal Home Loan Bank advances	66,740	326	1.96	25,895	74	1.16
Total interest-bearing liabilities	1,056,045	1,926	0.73	1,024,756	1,318	0.52
Non-interest-bearing deposits	125,898			126,987
Other non-interest-bearing liabilities	6,671			8,929
Total liabilities	1,188,614			1,160,672
Total shareholders' equity	286,199			266,161
Total liabilities and shareholders' equity	$1,474,813			$1,426,833

Net interest income		$11,432			$9,405
Interest rate spread (1)			3.04			2.68
Net interest margin (2)			3.23			2.80
Average interest-earning assets to interest-bearing liabilities	134.26%			130.99%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Year ended June 30,
	2018			2017
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate

Assets:
Loans receivable	$846,353	$37,798	4.47%	$773,590	$33,664	4.35%
Investment securities	474,201	9,266	1.95	389,910	6,661	1.71
Other interest-earning assets	54,528	896	1.64	74,149	633	0.85
Total interest-earning assets	1,375,082	47,960	3.49	1,237,649	40,958	3.31
Non-interest-earning assets	57,696			64,935
Total assets	$1,432,778			$1,302,584

Liabilities and equity:
NOW accounts	$113,952	197	0.17	$125,818	195	0.16
Money market accounts	36,917	163	0.44	31,260	83	0.26
Savings accounts and escrow	502,310	1,223	0.24	525,486	1,289	0.25
Time deposits	315,652	3,971	1.26	313,334	3,516	1.12
Total interest-bearing deposits	968,831	5,554	0.57	995,898	5,083	0.52
Federal Home Loan Bank advances	42,719	769	1.80	15,911	210	1.32
Total interest-bearing liabilities	1,011,550	6,323	0.63	1,011,809	5,293	0.52
Non-interest-bearing deposits	130,196			126,666
Other non-interest-bearing liabilities	7,360			13,083
Total liabilities	1,149,106			1,151,558
Total shareholders' equity	283,672			151,026
Total liabilities and shareholders' equity	$1,432,778			$1,302,584

Net interest income		$41,637			$35,665
Interest rate spread (1)			2.86			2.79
Net interest margin (2)			3.03			2.88
Average interest-earning assets to interest-bearing liabilities	135.94%			122.32%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

7

PCSB Financial Corporation and Subsidiaries

Condensed Financial Information (unaudited)

(amounts in thousands, except per share data)

	As of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Condensed Balance Sheets
Cash and cash equivalents	$62,145	$36,505	$77,106	$34,733	$60,486
Total investment securities	458,687	473,683	470,360	475,823	495,440
Loans receivable, net	902,336	886,718	838,120	839,963	809,648
Other assets	57,019	60,063	57,682	61,187	60,884
Total assets	$1,480,187	$1,456,969	$1,443,268	$1,411,706	$1,426,458

Total deposits and escrow	$1,166,260	$1,095,581	$1,122,558	$1,086,662	$1,096,545
Advances from Federal Home Loan Bank	18,841	68,872	30,720	35,750	42,598
Other liabilities	7,527	7,856	7,579	7,209	7,469
Total liabilities	1,192,628	1,172,309	1,160,857	1,129,621	1,146,612
Total shareholders' equity	287,559	284,660	282,411	282,085	279,846
Total liabilities and shareholders' equity	$1,480,187	$1,456,969	$1,443,268	$1,411,706	$1,426,458

	Quarter Ended					Year Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Condensed Income Statements
Interest income	$13,358	$11,648	$11,657	$11,297	$10,723	$47,960	$40,958
Interest expense	1,926	1,505	1,471	1,421	1,318	6,323	5,293
Net interest income	11,432	10,143	10,186	9,876	9,405	41,637	35,665
Provision for loan losses	25	54	200	135	-	414	823
Noninterest income	601	512	692	714	647	2,519	4,084
Noninterest expense	8,264	7,833	8,125	7,894	12,859	32,116	34,431
Income before income tax expense (benefit)	3,744	2,768	2,553	2,561	(2,807)	11,626	4,495
Income tax expense (benefit)	1,075	591	2,551	805	(1,017)	5,022	1,266
Net income (loss)	$2,669	$2,177	$2	$1,756	$(1,790)	$6,604	$3,229

Earnings per share:
Basic	$0.16	$0.13	$0.00	$0.10	n/a	$0.39	n/a
Diluted	$0.16	$0.13	$0.00	$0.10	n/a	$0.39	n/a

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited)

	Quarter Ended					Year Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Performance Ratios (1):
Return on average assets	0.72%	0.62%	0.00%	0.49%	(0.50%)	0.46%	0.25%
Return on average equity	3.73%	3.06%	0.00%	2.44%	(2.69%)	2.33%	2.14%
Interest rate spread	3.04%	2.82%	2.85%	2.74%	2.69%	2.86%	2.79%
Net interest margin	3.23%	2.99%	3.00%	2.89%	2.81%	3.03%	2.88%
Adjusted Efficiency ratio (2)	71.17%	73.51%	74.69%	75.78%	78.18%	73.54%	78.22%

Noninterest income to average assets	0.16%	0.14%	0.20%	0.20%	0.18%	0.18%	0.31%
Noninterest expense to average assets	2.24%	2.21%	2.30%	2.20%	3.60%	2.24%	2.64%

Average interest-earning assets to average interest-bearing liabilities	134.26%	136.59%	136.51%	136.50%	130.71%	135.94%	122.32%
Average equity to average assets	19.41%	20.08%	20.00%	20.10%	18.65%	19.80%	11.59%

9

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of or for the quarter ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Loans to deposits	77.96%	81.50%	75.21%	77.65%	74.38%

Share Data:
Shares outstanding	18,165,110	18,165,110	18,165,110	18,165,110	18,165,110
Book value per common share	$15.83	$15.67	$15.55	$15.53	$15.41
Tangible book value per common share (3)	$15.47	$15.31	$15.18	$15.16	$15.04

Asset Quality Ratios:
Non-performing assets	$6,462	$7,307	$8,191	$12,354	$13,049
Allowance for loan losses as a percent of total loans receivable	0.54%	0.52%	0.53%	0.62%	0.63%
Allowance for loan losses as a percent of non-performing loans	81.71%	64.54%	54.58%	48.53%	42.66%
Non-performing loans as a percent of total loans receivable, net	0.66%	0.80%	0.97%	1.35%	1.48%
Non-performing assets as a percent of total assets	0.44%	0.50%	0.57%	0.88%	0.91%

Net charge-offs (recoveries)	$(255)	$(99)	$997	$17	$(320)
Net charge-offs (recoveries) to average outstanding loans during the period (1)	(0.11%)	(0.05%)	0.48%	0.01%	(0.16%)

Capital Ratios (4):
Tier 1 capital (to adjusted total assets)	13.61%	13.97%	13.84%	13.52%	13.65%
Common equity Tier 1 capital (to risk-weighted assets)	21.11%	21.16%	21.64%	21.13%	21.69%
Tier 1 capital (to risk-weighted assets)	21.11%	21.16%	21.64%	21.13%	21.69%
Total capital (to risk-weighted assets)	21.62%	21.65%	22.13%	21.71%	22.27%

(1) Performance ratios are annualized.

(2) Adjusted efficiency ratio is a non-GAAP measure and is defined as noninterest expense, less certain nonrecurring items, divided by operating revenue, which is equal to net interest income plus non-interest income excluding certain nonrecurring items. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the impact of certain one-time items and other discrete items that are unrelated to our core business.

(3) Tangible book value per share is a non-GAAP measure and equals total shareholders’ equity, less goodwill and other intangible assets, divided by shares outstanding.  We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets.

(4) Represents Bank ratios.

10

PCSB Financial Corporation and Subsidiaries

Loan and Deposit Portfolio (unaudited)

(amounts in thousands)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Mortgage loans:
Residential mortgages	$250,578	$253,847	$213,716	$215,551	$217,778
Commercial mortgage	495,265	484,810	481,169	469,983	437,651
Construction	17,352	16,098	16,379	23,104	22,404
Net deferred loan origination costs	1,041	1,203	210	384	397
	764,236	755,958	711,474	709,022	678,230
Commercial and consumer loans:
Commercial loans	104,135	96,096	89,941	93,180	93,631
Home equity credit lines	37,395	38,220	40,158	42,044	41,927
Consumer and overdrafts	745	344	251	213	233
Net deferred loan origination costs	729	724	767	772	777
	143,004	135,384	131,117	136,209	136,568
Total loans receivable	907,240	891,342	842,591	845,231	814,798
Allowance for loan loss	(4,904)	(4,624)	(4,471)	(5,268)	(5,150)
Loans receivable, net	$902,336	$886,718	$838,120	$839,963	$809,648

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

Demand deposits	$131,883	$127,319	$150,830	$133,461	$136,361
Now accounts	117,875	114,899	118,462	110,646	115,527
Money market accounts	49,885	40,374	31,021	28,590	29,097
Savings	465,441	482,968	502,469	504,291	512,697
Time deposits	392,373	322,425	311,547	304,719	294,779
Total deposits	$1,157,457	$1,087,985	$1,114,329	$1,081,707	$1,088,461

11

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(dollar amounts in thousands, except share and per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017
Computation of Adjusted Net Income and Earnings Per Share
Net income (loss)	$2,669	$(1,790)	$6,604	$3,229
Adjustments (1):
Losses on other receivables	292	-	424	-
Nonaccrual loan interest earned	(694)	-	(788)	-
Gain on sale of securities	(49)	-	(163)	-
Deferred tax re-measurement charge	-	-	1,570	-
Charitable foundation contribution	-	3,300	-	3,300
Defined benefit pension plan curtailment	-	-	-	(607)
Write-down of operating lease obligation	-	-	-	344
Settlement on acquired loan	-	-	-	(1,066)
Adjusted net income	$2,218	$1,510	$7,647	$5,200

Average number of common shares outstanding used to calculate basic earnings per common share	16,844,747	n/a	16,802,894	n/a

Adjusted earnings per common share (basic and diluted):	$0.13	n/a	$0.46	n/a

Computation of Adjusted Effective Tax Rate
Net income (loss) before income tax expense	$3,744	$(2,807)	$11,626	$4,495

Income tax expense (benefit)	1,075	(1,017)	5,022	1,266
Adjustments:
Deferred tax re-measurement charge	-	-	(1,570)	-
Adjusted income tax expense (benefit)	$1,075	$(1,017)	$3,452	$1,266

Effective tax rate	28.7%	36.2%	43.2%	28.2%
Adjusted effective tax rate	28.7%	36.2%	29.7%	28.2%

(1) Amounts included in income before income tax expense are presented net of tax.

12

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	Quarter Ended					Year Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Computation of Efficiency Ratio
Noninterest expense	$8,264	$7,833	$8,125	$7,894	$12,859	$32,116	$34,431
Adjustments:
Losses on other receivables	(370)	-	(200)	-	-	(570)	-
PCSB Community Foundation contribution	-	-	-	-	(5,000)	-	(5,000)
Defined benefit pension plan curtailment	-	-	-	-	-	-	919
Write-down of operating lease obligation	-	-	-	-	-	-	(521)
Adjusted noninterest expense	$7,894	$7,833	$7,925	$7,894	$7,859	$31,546	$29,829

Net interest income	$11,432	$10,143	$10,186	$9,876	$9,405	$41,637	$35,665
Noninterest income	601	512	692	714	647	2,519	4,084
Total revenue	12,033	10,655	10,878	10,590	10,052	44,156	39,749
Adjustments:
Nonaccrual loan interest earned	(879)	-	(142)	-	-	(1,021)	-
Gain on sale of securities	(63)	-	-	(173)	-	(236)	-
Settlement on acquired loan	-	-	-	-	-	-	(1,615)
Adjusted operating revenue	$11,091	$10,655	$10,736	$10,417	$10,052	$42,899	$38,134

Efficiency ratio	68.68%	73.51%	74.69%	74.54%	127.92%	72.73%	86.62%
Adjusted efficiency ratio	71.17%	73.51%	73.82%	75.78%	78.18%	73.54%	78.22%

13

14

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Computation of Tangible Book Value per Common Share
Total shareholders' equity	$287,559	$284,660	$282,411	$282,085	$279,846
Adjustments:
Preferred stock	-	-	-	-	-
Common shareholders' equity	287,559	284,660	282,411	282,085	279,846
Adjustments:
Goodwill	(6,106)	(6,106)	(6,106)	(6,106)	(6,106)
Other intangible assets	(433)	(463)	(495)	(527)	(559)
Tangible common shareholders' equity	$281,020	$278,091	$275,810	$275,452	$273,181

Common shares outstanding	18,165,110	18,165,110	18,165,110	18,165,110	18,165,110

Book value per share	$15.83	$15.67	$15.55	$15.53	$15.41
Adjustments:
Effects of intangible assets	(0.36)	(0.36)	(0.37)	(0.37)	(0.37)

Tangible book value per common share	$15.47	$15.31	$15.18	$15.16	$15.04

15